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EXHIBIT 11 - (UNAUDITED)


                          MEDPARTNERS/MULLIKIN, INC.
                  COMPUTATION OF NET INCOME (LOSS) PER SHARE



                                                          THREE MONTHS ENDED JUNE 30,   SIX MONTHS ENDED JUNE 30,
                                                             1996            1995           1996          1995
                                                             ----            ----           ----          ----
Net income (loss)                                          $10,024         $ 5,796        $(5,275)       $10,731
                                                           =======         =======        =======        =======
PRIMARY
  Weighted average common shares outstanding                52,108          42,389         49,152         40,590
  Net common shares issuable on exercise of certain
    stock options (1)                                          728           1,167            882          1,277
                                                           -------         -------        -------        -------
  Average common and common equivalent shares
    outstanding                                             52,836          43,556         50,034         41,867
                                                           =======         =======        =======        =======

  Per share amounts                                        $  0.19         $  0.13        $ (0.11)       $  0.26
                                                           =======         =======        =======        =======

FULLY DILUTED
  Weighted average common shares outstanding                52,108          42,389         49,152         40,590
  Net common shares issuable on exercise of certain
    stock options (1)                                          728           1,167            882          1,300
                                                           -------         -------        -------        -------
  Average common and common equivalent shares
    outstanding                                             52,836          43,556         50,034         41,890
                                                           =======         =======        =======        =======

  Per share amounts                                        $  0.19         $  0.13        $ (0.11)       $  0.26
                                                           =======         =======        =======        =======

(1) Net common shares issuable on exercise of certain stock options is calculated based on the treasury stock method using the average market price for the primary calculation and the ending market price, if higher than average, for the fully diluted calculation.